Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-235673) on Form S-3, and in registration statements (Nos. 333-255093, 333-237662, 333-230693, 333-224086, 333-217254, 333-210717, 333-205719) on Form S-8, of our report dated April 8, 2022, with respect to the consolidated financial statements of Ooma, Inc. and the effectiveness of internal control over financial reporting

/s/ KPMG LLP

Santa Clara, California

April 8, 2022